UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2016

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33274	20-5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

440-808-9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the term “the Company” refers to TravelCenters of America LLC.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company held its annual meeting of shareholders on May 19, 2016. The voting results of that meeting are noted below.

At the 2016 annual meeting, the Company’s shareholders approved the TravelCenters of America LLC 2016 Equity Compensation Plan, or the 2016 Equity Plan, under which 2,300,000 shares representing common limited liability company interests in the Company, or Common Shares, are available for grants of options to acquire Common Shares, restricted or unrestricted shares, stock appreciation rights, and other share-based rights to receive compensation in amounts determined by the value of the Company’s Common Shares. Employees, officers, directors and other individuals who render services to the Company or its affiliates and who have contributed or may be expected to contribute to the Company’s or its affiliates’ success are eligible to receive awards of options, restricted shares and other rights under the 2016 Equity Plan. Restricted Shares that fail to vest, shares subject to an option that is not fully exercised prior to its expiration or other termination and shares subject to other rights that are not delivered pursuant to such award shall again become available for grant under the terms of the plan. Common Shares tendered or retained in respect of exercise price or tax withholding obligations will not be available for re-grant under the plan, nor will shares subject to outstanding awards under the 2007 Equity Compensation Plan which are later forfeited. Additional information about the 2016 Equity Plan is included under the heading “Approval of The TravelCenters of America LLC 2016 Equity Compensation Plan (Item 2)” in the Company’s proxy statement for the 2016 annual meeting of shareholders filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2016.  That proxy statement is available at the SEC’s website at www.sec.gov.

The above description of the 2016 Equity Plan does not purport to be complete and is qualified in its entirety by reference to the 2016 Equity Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.  The information on or accessible through the website is not incorporated by reference into this Current Report on Form 8-K.

Item 5.07                   Submission of Matters to a Vote of Security Holders.

The Company’s shareholders elected Lisa Harris Jones as the Independent Director in Group III of the Board of Directors for a three year term of office until the Company’s 2019 annual meeting of shareholders or to serve until her successor may be elected and qualified.  Ms. Harris Jones received the following votes:

For	Withhold	Broker Non-Votes
25,525,760	1,495,467	6,900,898

The Company’s shareholders elected Joseph L. Morea as the Independent Director in Group III of the Board of Directors for a three year term of office until the Company’s 2019 annual meeting of shareholders or to serve until his successor may be elected and qualified.  Mr. Morea received the following votes:

For	Withhold	Broker Non-Votes
25,516,666	1,504,561	6,900,898

The Company’s shareholders approved the adoption of the 2016 Equity Plan.  The 2016 Equity Plan received the following votes:

For	Against	Abstain	Broker Non-Votes
21,863,397	4,935,782	222,048	6,900,898

The Company’s shareholders ratified the appointment of RSM US LLP (formerly McGladrey LLP) as the Company’s independent auditors for the fiscal year ending December 31, 2016.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
33,363,742	289,998	268,385	—

The results reported above are final voting results.

Item 8.01                   Other Events.

On May 19, 2016, the Company updated its Director compensation arrangements.  A summary of the Company’s currently effective Director compensation arrangements is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Consistent with the Company’s Director compensation arrangements, on May 19, 2016, the Company granted each of the Company’s Directors 9,000 Common Shares valued at $6.70 per share, the closing price of the Common Shares on the New York Stock Exchange on that day.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        The TravelCenters of America LLC 2016 Equity Compensation Plan

10.2                        Summary of Director Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Andrew J. Rebholz
Name:	Andrew J. Rebholz
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date:  May 20, 2016